Consent of Independent Auditors


We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus in Part A and "Financial Statements" in Part B and to the incorporation by reference in Part B of our report dated November 25, 1998 on the financial statements and financial highlights of Principal International SmallCap Fund, Inc. in this Post Effective Amendment No. 8 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 333-29139) and related prospectus of Principal International SmallCap Fund, Inc.

/s/Ernst & Young, LLP

ERNST & YOUNG LLP


Des Moines, Iowa
June 24, 1999